                                                                    EXHIBIT 3.14
                                                                    ------------



MICROFILM NUMBER:  9906-281         FILED WITH THE DEPARTMENT OF STATE ON ______

ENTRY NUMBER    2857315             ____________________________________________
                                        ACTING SECRETARY OF THE COMMONWEALTH


                      ARTICLES OF INCORPORATION-FOR PROFIT
                 DSCB:15-1306/2102/2303/2702/2903/7102A (REV 90)

INDICATE TYPE OF DOMESTIC CORPORATION (CHECK ONE):

[X]  BUSINESS-STOCK (15 PA. C.S.SS. 1306)               [_]  MANAGEMENT (15 PA. C.S.SS.2702)

[_]  BUSINESS-NONSTOCK (15 PA. C.S.SS. 2102)            [_]  PROFESSIONAL (15 PA. C.S.SS.2903)

[_]  BUSINESS-STATUTORY CLOSE (15 PA. C.S.SS. 2303)     [_]  COOPERATIVE (15 PA. C.S.SS.7102A)

         IN COMPLIANCE WITH THE REQUIREMENTS OF THE APPLICABLE PROVISIONS OF 15 PA.C.S. (RELATING TO CORPORATIONS AND UNINCORPORATED ASSOCIATIONS) THE UNDERSIGNED, DESIRING TO INCORPORATE A CORPORATION FOR PROFIT HEREBY STATE(S)
THAT:

1.       THE NAME OF THE CORPORATION IS CARADON THERMAL-GARD, INC.

2. THE (A) ADDRESS OF THE CORPORATIONS'S INITIAL REGISTERED OFFICE IN THIS COMMONWEALTH OR (B) NAME OF ITS COMMERCIAL REGISTERED OFFICE PROVIDER AND THE COUNTY OF VENUE IS:

         (A)____________________________________________________________________
            NUMBER AND STREET           CITY            STATE     ZIP     COUNTY

         (B) C/O: CT CORPORATION SYSTEM                         JEFFERSON COUNTY
            --------------------------------------------------------------------
            NAME OF COMMERCIAL REGISTERED OFFICE PROVIDER       COUNTY

         FOR A CORPORATION REPRESENTED BY A COMMERCIAL REGISTERED OFFICE PROVIDER, THE COUNTY IN (B) SHALL BE DEEMED THE COUNTY IN WHICH THE CORPORATION IS LOCATED FOR VENUE AND OFFICIAL PUBLICATION PURPOSES.

3. THE CORPORATION IS INCORPORATED UNDER THE PROVISION OF THE BUSINESS CORPORATION LAW OF 1988.

4. THE AGGREGATE NUMBER OF SHARES AUTHORIZED IS: 10,000 (OTHER PROVISIONS, IF ANY, ATTACH 8 1/2 X 11 SHEET)

5. THE NAME AND ADDRESS, INCLUDING STREET AND NUMBER, IF ANY, OF EACH INCORPORATOR IS: NAME ADDRESS

         GREG SCHMIDT            900 OLD KENT BUILDING, 111 LYON ST., N.W.,
                                 GRAND RAPIDS, MI  49503-2487
         --------------------    -----------------------------------------------
         ____________________    _______________________________________________

6.       THE SPECIFIC EFFECTIVE DATE, IF ANY, IS________________________________
                                                MONTH   DAY   YEAR  HOUR, IF ANY

7.       ANY ADDITIONAL PROVISIONS OF THE ARTICLES, IF ANY, ATTACH AN 8 1/2 X 11
         SHEET.

8. STATUTORY CLOSE CORPORATIONS ONLY: NEITHER THE CORPORATION NOR ANY SHAREHOLDER SHALL MAKE AN OFFERING OF ANY OF ITS SHARES OF ANY CLASS THAT WOULD CONSTITUTE A "PUBLIC OFFERING" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 (15 U.S.C. SS. 77A ET SEQ.).

         9906-282
DSCB:15-1306/2102/2303/2702/2903/7102A (REV 90)-2


9.       COOPERATIVE CORPORATIONS ONLY: (COMPLETE AND STRIKE OUT INAPPLICABLE
         TERM) THE COMMON BOND OF MEMBERSHIP AMONG ITS MEMBERS/SHAREHOLDERS IS
         _______________________________________________________________________

IN TESTIMONY WHEREOF, THE INCORPORATOR(S) HAS (HAVE) SIGNED THESE ARTICLES OF INCORPORATION THIS _____ DAY OF JANUARY , 1999.


/s/ Gregory E. Schmidt
------------------------------------        ____________________________________
         (SIGNATURE)                                    (SIGNATURE)
Gregory E. Schmidt, Incorporator